Exhibit 10.16

AMENDMENT 1

TO THE EXCLUSIVE WORLD-WIDE LICENSE AGREEMENT

ENTERED INTO BY AND BETWEEN

SCYNEXIS Inc and AVENTIS PHARMA S.A.

ON MAY THE 10th, 2005

This amendment 1 to the License Agreement (as defined below) is made by and between:

SCYNEXIS, Inc., a company incorporated under the laws of the state of Delaware, whose principal office is at 3501 C Tricenter Boulevard, Durham, North Carolina, 27713 USA (“Scynexis”);

on one hand,

and

Aventis Pharma S.A., a company incorporated under the laws of France whose registered office is at 20, Avenue Raymond Aron, F-92165 Antony, Cedex, France (“Aventis Pharma”).

on the other hand

(Hereinafter collectively referred to as “Parties” and individually as “Party”).

RECITALS

Whereas, SCYNEXIS and AVENTIS PHARMA have entered into an exclusive word-wide License agreement on May the 10th, 2005, by the way of which, AVENTIS PHARMA (i) has granted to Scynexis a world-wide, exclusive License of Aventis Pharma’s Know-How and Patents (as defined in the Licensed Agreement) and (ii) sold Aventis Pharma’s Stocks (as defined in the Licensed Agreement) to Scynexis (hereinafter referred to as the “License Agreement”).

Whereas, in order for SCYNEXIS to disclose Confidential Information (as defined in the Licensed Agreement) to affiliated companies of AVENTIS PHARMA other than those covered by the definition of “Affiliates” as set forth in section 1.1 of the License Agreement, the Parties have agreed to modify the definition of AVENTIS PHARMA’s Affiliates for the purpose of section 12 “Confidential Material” of the License Agreement only, in accordance with the terms and conditions set forth below

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment 1, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

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ARTICLE 1.	MODIFICATION OF THE DEFINITION OF AVENTIS PHARMA’S AFFILIATES FOR THE PURPOSE OF SECTION 12 OF THE LICENSE AGREEMENT ONLY

By the present amendment 1 to the License Agreement (the “Amendment 1”), the Parties agree that from the Effective Date of the Amendment 1 (as defined below) and for the purpose of section 12 of the License Agreement only, the term “Affiliate” means for AVENTIS PHARMA, SANOFI-AVENTIS (Paris Trade Register number B 395 030 844) and/or any company which at the Effective Date of this Amendment 1 (as defined below) or subsequently is directly or indirectly controlled by SANOFI-AVENT1S (Paris Trade Register number B 395 030 844); with “control” meaning direct or indirect ownership of more than fifty per cent (50%) of the capital stock or the voting rights in said company.

ARTICLE 2.	TERMS AND TERMINATION

This Amendment 1 shall come into force on October the 26th, 2006 (the “Effective Date of the Amendment 1”) and shall expire/terminate simultaneously with the License Agreement.

ARTICLE 3.

Any and all provisions of the License Agreement not modified by the present Amendment 1 shall remain in full force and valid.

IN WITNESS WHEREOF, the Parties have executed this Amendment 1, in duplicate originals, by their respective duly authorized officers on the day and year last written below.

For and on behalf of Aventis Pharma S.A.		For and on behalf of SCYNEXIS, Inc.

Signed:	/s/ José Ferrer	Signed:	/s/ Brian Schwab
Full Name:	José FERRER	Full Name:	Brian Schwab
Job Title:	Vice President Legal Operations
Date:	25.10.2006	Job Title:	General Counsel

Signed:	/s/ Jean W. Remarv
Full Name:	Jean W. Remarv
Job Title:	Chairman and CEO

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